Exhibit 99.1



Contact:   Matthew M. Loar
           Chief Financial Officer
           650-562-1424

                      GENELABS TECHNOLOGIES, INC. REPORTS
                     FIRST QUARTER 2006 FINANCIAL RESULTS

REDWOOD CITY, Calif. - May 15, 2006 - Genelabs Technologies, Inc.
(Nasdaq:GNLB) today reported revenues of $1.7 million and a net loss of $3.4 million, or $0.19 per share, for the first quarter of 2006. This compares to revenues of $1.7 million and a net loss of $2.8 million, or $0.16 per share, for the first quarter of 2005.

At March 31, 2006, Genelabs had $7.6 million in cash, cash equivalents and restricted cash.

"Our hepatitis C virus drug discovery research programs continued to progress during the first quarter of 2006. Scale-up activities are well underway for GMP (Good Manufacturing Practices) production of our lead non-nucleoside HCV polymerase inhibitor, known as compound GL60667. Delivery of this material would enable us to conduct studies that are necessary for filing a U.S. IND (Investigational New Drug Application), which we are targeting for next year. Our NS5a program also continues to progress, and our compounds with potency in the low-nanomolar range (under 100 nanomolar) are being optimized for better DMPK (drug metabolism and pharmacokinetic) properties" stated James A.D. Smith, President and Chief Executive Officer.

"Our Prestara development team has been working with outside lupus experts and with the FDA and is in the final stages of designing a phase III clinical trial to support an indication for the treatment of lupus," continued Mr. Smith. "We plan to conduct this study only if we secure a source of funding for the trial, which we are currently pursing. I look forward to providing our shareholders additional updates in the near future."

About Genelabs Technologies
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery capabilities that can support various research and development projects. Genelabs is currently concentrating these capabilities on discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical development of compounds from this hepatitis C virus drug discovery program, while also developing a late-stage product for lupus. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Note: Genelabs(R) and the Genelabs logo are registered trademarks and Prestara(TM) is a trademark of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding future updates we may provide, the Company's business strategy, progress of the Company's HCV drug discovery programs and the filing of a future IND on an HCV compound, the Company's development of Prestara for lupus, the completion of a clinical trial design, the review by the FDA and the possible future funding of a clinical trial. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, that Genelabs may not be able to raise sufficient funds to continue operations; delisting of Genelabs common stock from the Nasdaq Capital Market; fluctuations in Genelabs' stock price; failures or setbacks in our HCV research and development programs or in our collaboration with Gilead; progress and announcements by competitors regarding their HCV programs; regulatory problems or delays regarding Prestara(TM), including an adverse response from the FDA or a determination to discontinue development of Prestara; increases in expenses and Genelabs' capital requirements and history of operating losses. Please see the information appearing in Genelabs' filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

                            -Financials to Follow-

                          GENELABS TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                    March 31,                December 31,
                                                       2006                      2005
                                               ------------------        -------------------
                                                   (Unaudited)                  Note 1
                                    ASSETS

Cash, cash equivalents and restricted cash           $ 7,565                   $ 10,211
Other current assets                                     414                        539
Property and equipment, net                              888                        951
Long-term investment                                     960                        960
                                               ------------------        -------------------
                                                     $ 9,827                   $ 12,661
                                               ==================        ===================

                LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

Total liabilities                                    $10,610                   $ 10,314
Shareholders' equity/(deficit)                          (783)                     2,347
                                               ------------------        -------------------
                                                     $ 9,827                   $ 12,661
                                               ==================        ===================


Note 1: Derived from audited financial statements

                          GENELABS TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)


                                                  For the three months ended
                                                          March 31,
                                                  ---------------------------
                                                       2006          2005
                                                  ------------- -------------

Total revenue                                          $  1,705      $  1,722
                                                  ------------- -------------

Operating expenses
         Research and development                         3,589         3,262
         General and administrative                       1,597         1,421
                                                  ------------- -------------
              Total operating expenses                    5,186         4,683
                                                  ------------- -------------

Operating loss                                           (3,481)       (2,961)
Interest income                                              91           120
                                                  ------------- -------------

Net loss                                               $ (3,390)     $ (2,841)
                                                  ============= =============

Net loss per common share, basic and diluted           $  (0.19)     $  (0.16)
                                                  ============= =============

 Weighted average shares outstanding                     17,818        17,700
                                                  ============= =============